SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report - May 6, 2004
                        ---------------------------------
                        (Date of Earliest Event Reported)



                              EQUITY ONE ABS, INC.
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     (as depositor under a certain Pooling and Servicing Agreement dated as of March 31, 2004, providing for the issuance of Mortgage
                   Pass-Through Certificates, Series 2004-2)
             (Exact Name of Registrant as specified in its charter)



        Delaware                333-104580-03                 52-2029487
------------------------     ---------------------       -----------------------
(State of Incorporation)     (Commission File No.)       (IRS Employer I.D. No.)

     103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:   (302) 478-6160

Item 5.  Other Events.
----------------------

     In connection with the issuance of its Mortgage Pass-Through Certificates, Series 2004-2, on May 6, 2004, Equity One ABS, Inc. entered into a Pooling and Servicing Agreement dated as of March 31, 2004 (the "Pooling and Servicing Agreement"), by and among Equity One ABS, Inc., a Delaware corporation, as depositor ("ABS"), Equity One, Inc., a Delaware corporation, as a seller and as servicer, Equity One, Incorporated, a Pennsylvania corporation, as seller, Popular Financial Services, LLC, a Delaware limited liability company, as seller, and JPMorgan Chase Bank, a New York banking corporation, as trustee. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

     In connection with the issuance of its Mortgage Pass-Through Certificates, Series 2004-2, on April 29, 2004, Equity One ABS, Inc. entered into an Underwriting Agreement dated as of April 29, 2004 (the "Underwriting Agreement"), by and among ABS, Wachovia Capital Markets, LLC, a Delaware limited liability company, Greenwich Capital Markets, Inc., a Delaware corporation, and Friedman, Billings, Ramsey & Co., Inc., a Virginia corporation. The Underwriting Agreement is annexed hereto as Exhibit 99.2.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits:

          99.1 Pooling and Servicing Agreement dated as of March 31, 2004

          99.2 Underwriting Agreement dated as of April 29, 2004


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*  Capitalized  terms  used and not  otherwise  defined  herein  shall  have the meanings assigned to them in the prospectus dated April 29, 2004 and prospectus supplement dated April 29, 2004, of Equity One ABS, Inc., relating to its Mortgage Pass-Through Certificates, Series 2004-2.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EQUITY ONE ABS, INC.



                                        By: /s/ James H. Jenkins
                                           -------------------------------------
                                           James H. Jenkins
                                           Executive Vice President and CFO


Dated:  May 17, 2004

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

Exhibit Index
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Exhibit
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99.1     Pooling and Servicing Agreement dated as of May 6, 2004

99.2     Underwriting Agreement dated as of April 29, 2004




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